Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2022 FOURTH QUARTER AND YEAR-END RESULTS

THE WOODLANDS, TX – April 20, 2022 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2022 fourth quarter and year ended January 31, 2022.

Total revenues from continuing operations for fiscal 2022 were $23.1 million compared to $21.2 million in fiscal 2021. Revenues from Marine Technology Products sales for the fourth quarter of fiscal 2022 were $3.8 million compared to $8.3 million in the third quarter of fiscal 2022 and $6.4 million in the fourth quarter of fiscal 2021.

On an annual basis, the Company reported a net loss of $18.0 million attributable to common stockholders in fiscal 2022, or $(1.20) per share, compared to a net loss of $22.6 million attributable to common stockholders in fiscal 2021, or $(1.30) per share. The Company reported a net loss from continuing operations for the fourth quarter of fiscal 2022 of approximately $5.1 million compared to a loss of $2.1 million in the third quarter of fiscal 2022 and a loss of $3.3 million in the fourth quarter of fiscal 2021.  Fourth quarter of fiscal 2022 net loss from continuing operations attributable to common shareholders was $(0.43) per share compared to the third quarter of fiscal 2022 net loss per share of $(0.20) and a net loss of $(0.29) per share in the fourth quarter of fiscal 2021.

For the full year, Adjusted EBITDA from continuing operations was a loss of $10.6 million compared to a loss of $7.3 million in fiscal 2021. Adjusted EBITDA from continuing operations for the fourth quarter of fiscal 2022 was a loss of approximately $4.5 million compared to a loss of $1.3 million in the third quarter of fiscal 2022 and a loss of $1.8 million in the fourth quarter of fiscal 2021. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net loss from continuing operations and cash provided by operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles.

Backlog of Marine Technology Products as of January 31, 2022, was approximately $13.1 million compared to $10.0 million at October 31, 2021 and $14.2 million at January 31, 2021.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “Despite the challenges we have continued to face, including global supply chain disruptions, order delays and delivery challenges, we accomplished a great deal in fiscal 2022 and continue to see increased levels of customer interest. While our fourth quarter revenues were disappointing due to the mentioned supply chain bottlenecks and delivery delays, we saw sales grow 9% year-over-year.

“Inquiry and bidding activity remain robust. As we announced last week, we have recently received significant new orders and have other pending orders that we are highly confident in receiving. Coupled with our backlog of approximately $13.1 million as of January 31, we believe our current book of business is in excess of $23 million. This is significantly higher than we have seen historically and of course does not include numerous other prospects that we are actively pursuing. Based on these factors, we expect revenues from continuing operations in fiscal 2023 to exceed those of fiscal 2022 and we think that improvement will be seen beginning in the first quarter.

“Our balance sheet remains strong with zero debt, and our cost structure is flexible. We have taken steps recently to streamline our organization and thereby reduce our overhead structure, including eliminating two of the three highest paid positions in the Company.

“Our long-term outlook remains positive as we progress with our strategic initiatives to expand our product offerings to meet the increasing needs of the maritime market, which will underpin our future growth,” continued Capps.  “However, we are very much focused on near-term opportunities. The disruptions in the global supply chain obviously introduce risk and uncertainty. As always, we will proactively work to mitigate these risks as much as possible, but we do believe these issues are temporary and will be resolved in time.

“As we move into fiscal 2023, we continue to believe the positive trend for order flow will continue. Additionally, we believe the underlying market fundamentals are positive and those have contributed to the increase in order activity. The current geopolitical situation has highlighted the need for maritime security and other defense applications. Some of our recent order and bid activity is, we believe, a direct result of the European security situation. The pricing environment in the energy market is positive for our customers in that space.  The trend towards renewable energy, such as wind farms, is a positive development for our marine survey customers. We plan to continue executing on our long-term strategic initiatives and position the Company to become a leading provider of innovative marine technology and products,” concluded Capps.

NOTE: As has been previously disclosed, the Company is exiting the land leasing business.  Accordingly, the Equipment Leasing segment has been treated as a discontinued operation, and the associated results are excluded from the Company’s results from continuing operations for all periods presented.  Assets and liabilities associated with the Equipment Leasing segment have been reclassified as “held for sale” in the accompanying consolidated condensed balance sheet.

CONFERENCE CALL

Management has scheduled a conference call for Thursday, April 21, 2022 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2022 fourth quarter and year-end results. To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the MIND Technology website, http://mind-technology.com, by logging onto the site and clicking “Investor Relations.” A telephonic replay of the conference call will be available through April 28, 2022 and may be accessed by calling (201) 612-7415 and using passcode 13728499#. A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Dennard Lascar Investor Relations by email at MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia and the United Kingdom. Its Seamap and Klein units, design, manufacture and sell specialized, high performance, marine sonar and seismic equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter and fiscal year ended January 31, 2022 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	January 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$5,114	$4,611
Accounts receivable, net of allowance for doubtful accounts of $484 and $948 at January 31, 2022 and 2021, respectively	8,126	4,747
Inventories, net	14,006	11,453
Prepaid expenses and other current assets	1,840	1,659
Assets held for sale	159	4,321
Total current assets	29,245	26,791
Property and equipment, net	4,272	4,751
Operating lease right-of-use assets	1,835	1,471
Intangible assets, net	6,018	6,750
Other assets	650	—
Total assets	$42,020	$39,763
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,046	$1,704
Deferred revenue	232	208
Accrued expenses and other current liabilities	5,762	2,912
Income taxes payable	837	562
Operating lease liabilities - current	869	1,008
Liabilities held for sale	953	1,442
Total current liabilities	10,699	7,836
Operating lease liabilities - non-current	966	463
Notes payable	—	850
Deferred tax liability	92	198
Total liabilities	11,757	9,347
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 1,683 and 1,038 shares issued and outstanding at January 31, 2022, and 2021, respectively	37,779	23,104
Common stock $0.01 par value; 40,000 shares authorized; 15,705 and 15,681 shares issued at January 31, 2022 and 2021, respectively	157	157
Additional paid-in capital	128,926	128,241
Treasury stock, at cost (1,931 and 1,929 shares at January 31, 2022 and 2021, respectively)	(16,862)	(16,860)
Accumulated deficit	(117,856)	(99,870)
Accumulated other comprehensive loss	(1,881)	(4,356)
Total stockholders’ equity	30,263	30,416
Total liabilities and stockholders’ equity	$42,020	$39,763

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2022	2021	2022	2021
Revenues:
Sale of marine technology products	$3,759	$6,401	$23,107	$21,215
Total revenues	3,759	6,401	23,107	21,215
Cost of sales:
Sale of marine technology products	3,674	3,867	17,085	13,906
Total cost of sales	3,674	3,867	17,085	13,906
Gross profit	85	2,534	6,022	7,309
Operating expenses:
Selling, general and administrative	3,663	3,733	14,761	12,648
Research and development	1,029	926	3,596	3,003
Provision for doubtful accounts	—	659	—	659
Impairment of intangible assets	—	—	—	2,531
Depreciation and amortization	492	704	2,209	2,796
Total operating expenses	5,184	6,022	20,566	21,637
Operating loss	(5,099)	(3,488)	(14,544)	(14,328)
Other income:
Other income, net	(111)	794	926	862
Total other income	(111)	794	926	862
Loss from continuing operations before income taxes	(5,210)	(2,694)	(13,618)	(13,466)
Benefit (provision) for income taxes	150	(615)	39	(536)
Loss from continuing operations	(5,060)	(3,309)	(13,579)	(14,002)
Loss from discontinued operations, net of income taxes	(803)	(161)	(1,506)	(6,304)
Net loss	$(5,863)	$(3,470)	$(15,085)	$(20,306)
Preferred stock dividends	(947)	(577)	(2,901)	(2,254)
Net loss attributable to common stockholders	$(6,810)	$(4,047)	$(17,986)	$(22,560)
Net loss per common share - Basic
Continuing operations	$(0.43)	$(0.29)	$(1.20)	$(1.30)
Discontinued operations	$(0.06)	$(0.01)	$(0.11)	$(0.50)
Net loss	$(0.49)	$(0.30)	$(1.31)	$(1.80)
Net loss per common share - Diluted
Continuing operations	$(0.43)	$(0.29)	$(1.20)	$(1.30)
Discontinued operations	$(0.06)	$(0.01)	$(0.11)	$(0.50)
Net loss	$(0.49)	$(0.30)	$(1.31)	$(1.80)
Shares used in computing loss per common share:
Basic	13,774	13,313	13,771	12,519
Diluted	13,774	13,313	13,771	12,519

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended January 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(15,085)	$(20,306)
Adjustments to reconcile net loss to net cash used in operating activities:
PPP loan forgiveness	(850)	(757)
Depreciation and amortization	2,214	4,627
Stock-based compensation	643	708
Impairment of intangible assets	—	2,531
Loss on disposal of discontinued operations	—	1,859
(Recovery) provision for doubtful accounts, net of charge offs	(453)	1,129
Provision for inventory obsolescence	921	321
Gross profit from sale of lease pool equipment	—	(1,326)
Gross profit from sale of other equipment	(155)	(357)
Deferred tax expense	(106)	32
Changes in:
Accounts receivable	(3,195)	4,632
Unbilled revenue	(57)	72
Inventories	(3,074)	1,178
Income taxes receivable and payable	37	767
Accounts payable, accrued expenses and other current liabilities	713	(2,510)
Prepaid expenses and other current and long-term assets	(565)	581
Deferred revenue	1,878	459
Net cash used in operating activities	(17,134)	(6,360)
Cash flows from investing activities:
Purchases of seismic equipment held for lease	—	(110)
Purchase of technology	—	(366)
Purchases of property and equipment	(834)	(90)
Sale of used lease pool equipment	—	2,010
Sale of assets held for sale	5,437	1,506
Sale of business, net of cash sold	761	257
Net cash provided by investing activities	5,364	3,207
Cash flows from financing activities:
Net proceeds from preferred stock offering	14,676	1,000
Net proceeds from common stock offering	43	3,584
Repurchase of common stock	(2)	—
Preferred stock dividends	(2,530)	(1,677)
Proceeds from PPP loans	—	1,607
Net cash provided by financing activities	12,187	4,514
Effect of changes in foreign exchange rates on cash, cash equivalents and restricted cash	86	16
Net increase in cash, cash equivalents and restricted cash	503	1,377
Cash, cash equivalents and restricted cash, beginning of period	4,611	3,234
Cash, cash equivalents and restricted cash, end of period	$5,114	$4,611

MIND TECHNOLOGY, INC.

Reconciliation of Net Loss From Continuing Operations and Net Cash Used in Operating Activities to EBITDA and

Adjusted EBITDA From Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Reconciliation of Net loss from continuing operations to EBITDA and Adjusted EBITDA
Net loss from continuing operations	$(5,060)	$(3,309)	$(13,579)	$(14,002)
Depreciation and amortization	492	704	2,209	2,796
(Benefit) provision for income taxes	(150)	615	(39)	536
EBITDA from continuing operations (1)	(4,718)	(1,990)	(11,409)	(10,670)
Non-cash foreign exchange losses	39	31	163	110
Stock-based compensation	224	146	643	708
Impairment of intangible assets	—	—	—	2,531
Adjusted EBITDA from continuing operations (1)	$(4,455)	$(1,813)	$(10,603)	$(7,321)
Reconciliation of Net Cash Used In Operating Activities to EBITDA
Net cash used in operating activities	$(5,905)	$(1,557)	$(17,134)	$(6,360)
PPP loan forgiveness	—	757	850	757
Stock-based compensation	(224)	(146)	(643)	(708)
Provision for doubtful accounts	—	(659)	—	(659)
Provision for inventory obsolescence	(533)	(65)	(616)	(132)
Changes in accounts receivable (current and long-term)	(567)	(899)	4,316	(3,077)
Interest paid	—	6	—	40
Taxes paid, net of refunds	206	117	355	336
Loss on sale of subsidiaries	—	54	—	—
Loss on sale of other equipment	—	—	155	357
Changes in inventory	2,992	(236)	3,122	(998)
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(873)	(218)	(2,673)	1,223
Impairment of intangible assets	—	—	—	(2,531)
Changes in prepaid expenses and other current and long-term assets	64	477	606	(154)
Other	122	379	253	1,236
EBITDA from continuing operations (1)	$(4,718)	$(1,990)	$(11,409)	$(10,670)

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, other non-cash tax related items and non-cash costs of lease pool equipment sales. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.